EXHIBIT 99.1

FROM:	Franklin Resources, Inc.
Corporate Communications: Matt Walsh (650) 312-2245
Investor Relations: Skip Stallings (650) 525-8900
franklintempleton.com

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FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces Approval of the

Repatriation of Funds to the United States

San Mateo, CA, January 26, 2006 – Franklin Resources, Inc. [NYSE:BEN] (“the Company”) announced that today the Company’s President and Chief Executive Officer and Board of Directors have approved the repatriation of approximately $2 billion in undistributed earnings of its foreign subsidiaries, pursuant to the American Jobs Creation Act of 2004 (the “Act”). The Act provides a temporary incentive for United States companies to repatriate accumulated income earned in foreign jurisdictions at reduced income tax rates. Proceeds from the repatriation, which is anticipated to occur before September 30, 2006, will be reinvested into the Company’s domestic operations consistent with the Board approved domestic reinvestment plan, and the intent of the Act. As a result of the repatriation, Franklin will record an estimated income tax charge of approximately $112 million in its fiscal quarter ending March 31, 2006.

Franklin Resources, Inc. [NYSE:BEN] is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management solutions managed by its Franklin, Templeton, Mutual Series and Fiduciary Trust investment teams. The San Mateo, CA-based company has more than 50 years of investment experience and over $464 billion in assets under management as of December 31, 2005. For more information, please call 1-800/DIAL BEN® or visit franklintempleton.com.

Forward-Looking Statements:

Statements in this press release regarding Franklin Resources, Inc., which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause the actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. These and other risks, uncertainties and other important factors are described in more detail in Franklin’s recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in Franklin’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005, and Franklin’s Form 10-Q filings.

•      Our ability to repatriate foreign earnings in the amounts described in this press release is based on current interpretations of the American Jobs Creation Act of 2004, timely completion of the planned repatriation and relatively stable foreign exchange rates.

• We are subject to extensive and often complex, overlapping and frequently changing regulation domestically and abroad.

•      Regulatory and legislative actions and reforms, particularly those specifically focused on the mutual fund industry, are making the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our assets under management, increase costs and negatively impact our profitability and future financial results.

• Any significant limitation or failure of our software applications and other technology systems that are critical to our operations could constrain our operations.
• We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous foreign countries.
• We depend on key personnel and our financial performance could be negatively affected by the loss of their services.

•      Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and net income.

• Changes in the distribution channels on which we depend could reduce our revenues and hinder our growth.
• The amount or mix of our assets under management are subject to significant fluctuations and could negatively impact our revenues and income.

•      Our increasing focus on international markets as a source of investments and sales of investment products subject us to increased exchange rate and other risks in connection with earnings and income generated overseas.

• Poor investment performance of our products could affect our sales or reduce the level of assets under management, potentially negatively impacting our revenues and income.
• We could suffer losses in earnings or revenue if our reputation is harmed.
• Our future results are dependent upon maintaining an appropriate level of expenses, which are subject to fluctuation.
• Our ability to successfully integrate widely varied business lines can be impeded by systems and other technological limitations.

•      Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm or legal liability.

• Our ability to meet cash needs depends upon certain factors, including our asset value, credit worthiness and the market value of our stock.

•      Certain of the portfolios we manage, including our emerging market portfolios, are vulnerable to market-specific political, economic or other risks, any of which may negatively impact our revenues and income.

•      Our revenues, earnings and income could be adversely affected if the terms of our investment management agreements are significantly altered or these agreements are terminated by the funds we advise.

• Diverse and strong competition limits the interest rates that we can charge on consumer loans.
• Future sales of our common stock in the public market, such as upon conversion of our outstanding convertible securities, could adversely affect our stock price.

•      Civil litigation arising out of or relating to previously settled governmental investigations or other matters, governmental or regulatory investigations and/or examinations and the legal risks associated with our business could adversely impact our assets under management, increase costs and negatively impact our profitability and/or our future financial results.

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